Exhibit 4.6

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OR CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY APPLICABLE STATE LAWS, AND NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (I) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION OR SUCH TRANSACTION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND LAWS AND (II) SUCH TRANSFER IS EFFECTED IN ACCORDANCE WITH THE TERMS SET FORTH IN THIS WARRANT.

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BCD SEMICONDUCTOR MANUFACTURING LIMITED

WARRANT TO PURCHASE ORDINARY SHARES

Subject to the conditions hereinafter set forth, [        ] (the “Holder”), is entitled to subscribe for and purchase from BCD SEMICONDUCTOR MANUFACTURING LIMITED, a Cayman Islands company (the “Company”), on or after the expiration of the lock-up period determined by the Company and its underwriters following the effective date of the registration statement of the Company filed under the Act, with respect to the Company’s initial offering and sale to the public of its equity securities in a bona fide, firm commitment underwritten offering (the “Lock-Up Period”), and on or before the time and date of termination of this Warrant as hereinafter provided, [        ] Ordinary Shares of the Company (the “Shares”). This Warrant shall be exercisable at a price per Share equal to US$[        ] (the “Exercise Price”), subject to the provisions and upon the terms and conditions hereinafter set forth. This Warrant, and the rights to purchase the Shares hereunder, will terminate in accordance with Section 14 hereof.

1.        Method of Exercise; Payment.

  (a)      Net Issue Exercise.    To exercise this Warrant, the Holder shall surrender this Warrant at the principal office of the Company together with the Notice of Exercise. Upon the exercise of the purchase rights represented by this Warrant, in whole or in part, the Holder shall receive the Shares in an amount equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) (“Net Issuance”). If the Warrant is exercised in part only, the Company will, upon exercise, execute and deliver a new Warrant, dated the date hereof evidencing the rights of the Holder thereof to purchase the balance of the Shares purchasable hereunder upon the same terms and conditions set forth herein. In the event the Holder elects to exercise this Warrant pursuant to the terms hereof, the Company shall issue to the Holder a number of Shares computed using the following formula:

	X	=	Y (A-B) A

Where	X	=	the number of Shares to be issued to the Holder.

	Y	=	the number of Shares requested to be exercised under this Warrant.

	A	=	the fair market value of one Share of the Company.

	B	=	The Exercise Price (as adjusted to the date of such calculation).

  (b)      Fair Market Value.    For purposes of this Section 1 and of Section 2 below, the fair market value of the Shares shall be the price per share as determined by the Company’s Board of Directors (the “Board”) in the good faith exercise of its reasonable business judgment; provided, however, that where there exists an active public market for the Ordinary Shares of the Company at the time of Net Issuance (as determined by the Board in the good faith exercise of its reasonable business judgment), fair market value shall mean the average over the preceding twenty (20) trading days (or such fewer number of days the Ordinary Shares have been so traded) of the closing bid and asked prices on the over-the-counter market as published in The Wall Street Journal or any other source as the Board deems reliable, or if then traded on a national securities exchange including, but not limited to, The Nasdaq Stock Market, the average over the preceding twenty (20) trading days (or such fewer number of days as the Ordinary Shares have been so traded) of the high and low prices on the principal national securities exchange on which it is so traded as quoted on such exchange.

  (c)      Share Certificates.    In the event of any exercise of the rights represented by this Warrant, the Company shall within a reasonable time deliver to the Holder certificates for the Shares so purchased and, unless this Warrant has been fully exercised or has expired, shall within such time issue and deliver to the Holder a new Warrant in like tenor as this Warrant representing the Shares with respect to which this Warrant shall not have been exercised.

  (d)      Shares Fully Paid.    The Company covenants that all Shares which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof (other than taxes with respect to any transfer occurring contemporaneously with such issue).

2.        No Fractional Shares or Scrip.    No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fractional shares called for upon exercise hereof, the Company will pay to the Holder an amount equal to such fraction multiplied by the fair market value of one Share, as determined in accordance with Section 1(b) hereof.

3.        Charges, Taxes and Expenses.    Issuance of certificates for the Shares upon the exercise of this Warrant shall be made without charge to the Holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder of this Warrant or in such name or names as may be directed by the Holder of this Warrant; provided, however, that upon any transfer involved in the issuance or delivery of any certificates for the Shares, the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

4.        No Rights as Shareholders.    This Warrant does not entitle the Holder hereof to any voting rights or other rights as a shareholder of the Company with respect to the Shares prior to the exercise hereof. The rights of the Holder with respect to the Shares are limited to those expressed in this Warrant and are not enforceable against the Company, except to the extent as set forth herein.

5.        Exchange, Registry and Transfer of Warrant.    This Warrant is exchangeable, upon the surrender hereof by the Holder at the above-mentioned office or agency of the Company, for a new Warrant of like tenor and dated as of such exchange. The Company shall maintain at the above-mentioned office or agency a registry showing the name and address of the Holder. This Warrant may be surrendered for exchange, transfer or exercise, in accordance with its terms, at such office or agency of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry. This Warrant, and all rights hereunder are transferable, in whole or in part only upon the prior written consent of the Company, which consent shall not be unreasonably withheld.

6.        Loss, Theft, Destruction or Mutilation of Warrant.    Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security satisfactory to the Company, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

7.        Adjustment to Exercise Price and Number of Shares.    In the event of a share split, share dividend or subdivision of or in respect of the outstanding Ordinary Shares, the number of Shares issuable upon the exercise of this Warrant immediately prior to such share split, share dividend or subdivision shall be proportionately increased and the Exercise Price then in effect shall be proportionately decreased, effective at the close of business on the record date of such share split, share dividend or subdivision, as the case may be. In the event of a reverse share split, consolidation, combination or other similar event of or in respect of the outstanding Ordinary Shares, the number of Shares issuable upon the exercise of this Warrant immediately prior to such reverse share split, consolidation combination or other similar event shall be proportionately decreased and the Exercise Price shall be proportionately increased, effective at the close of business on the record date of such reverse share split, consolidation, combination or other similar event, as the case may be.

8.        Certificate as to Adjustments.    In each case of any adjustment in either the Exercise Price or in the number of Shares, the Company shall compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based, including a statement of the adjusted Exercise Price. The Company will cause a copy of such certificate to be sent to the Holder.

9.        Restrictions on Transfer.

  (a)      Restrictions on Transfer.    The Holder, by acceptance hereof, agrees that, absent an effective registration statement filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”), covering the disposition or sale of this Warrant or the Shares issued or issuable upon exercise hereof, the Holder will not sell or transfer this Warrant, any or all of such Shares or any such other securities, without first providing the Company with an opinion of counsel satisfactory to the Company and its counsel to the effect that such sale or transfer will be exempt from any registration or prospectus delivery requirements of the Act, and the Holder consents to the Company making a notation in its records, or giving instructions to any transfer agent of this Warrant, or such Shares, in order to implement such restriction on transfer. As a condition to the transfer of this Warrant or transfer of the Shares issued or issuable upon exercise hereof, any permitted transferee must execute and deliver to the Company representations and warranties similar to those set forth in Section 10 hereof and agree in writing to accept and be bound by all the terms and conditions of this Warrant.

  (b)      Restrictive Legends.    Each certificate representing (i) the Shares issued or issuable upon exercise hereof, and (ii) any other securities issued in respect of the Shares upon any share split, share dividend, recapitalization, merger, consolidation or similar event, shall be stamped or otherwise imprinted with legends in the following form (in addition to any legend required under any applicable securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. SUCH SHARES MAY NOT BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND LAWS COVERING ANY SUCH TRANSACTION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) SATISFACTORY TO THE COMPANY AND ITS COUNSEL STATING THAT SUCH TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND LAWS.

10.      Representations and Warranties of Holder.    The Holder hereby makes to the Company the representations and warranties set forth in this Section 10.

  (a)      Investment.    The Holder is acquiring the Warrant and, if applicable, the Shares (collectively, the “Securities”) for investment for the Holder’s own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. The Holder understands that the Securities to be purchased have not been, registered under the Act by reason of a specific exemption from the registration provisions of the Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Holder’s representations as expressed herein.

  (b)      Experience.    The Holder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company, is capable of evaluating the merits and risks of the Holder’s investment in the Company and has the capacity to protect the Holder’s own interests.

  (c)      Rule 144.    The Holder acknowledges that the Securities must be held indefinitely unless subsequently registered under the Act or unless an exemption from such registration is available. The Holder is aware of the provisions of Rule 144 promulgated under the Act (“Rule 144”) which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being effected through a “broker’s transaction” or in transactions directly with a “market maker” and the number of shares being sold during any three-month period not exceeding specified limitations.

  (d)      No Public Market.    The Holder understands that no public market now exists or is anticipated to exist for any of the Securities issued by the Company and no one, including the Company, is under any obligation to register the Securities under the Act.

  (e)      Access to Data.    The Holder has had an opportunity to discuss the management, proposed business plan and financial condition of the Company with the Company’s management. The Holder understands that a purchase of the Securities involves a high degree of risk, and there can be no assurances the Company’s business objectives will be obtained.

  (f)      Authorization.    This Warrant when executed and delivered by the Holder will constitute a valid and legally binding obligation of the Holder, enforceable in accordance with its terms, except to the extent that such enforcement may be limited by bankruptcy, insolvency or similar laws now or hereafter in effect relating to creditors’ rights and remedies generally.

  (g)      Tax Liability.    The Holder has reviewed with the Holder’s own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Warrant. The Holder has relied solely on such advisors and not on any statements or representations of the Company or any of its agents. The Holder understands that the Holder (and not the Company) shall be responsible for the Holder’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Warrant.

  (h)      Legal Representation.    Wilson Sonsini Goodrich & Rosati, P.C. is counsel for the Company only and is not acting as counsel for the Holder. The Holder acknowledges that the Holder has been advised to consult with the Holder’s own legal counsel in connection with this investment.

  (i)      Regulation S/Non-U.S. Person.    The Holder hereby represents that the Holder:

  (i)       is not a “U.S. Person” within the meaning of Rule 902 of Regulation S, promulgated under the Act, as presently in effect. The term “U.S. Person” includes: (i) any natural person (regardless of citizenship) who resides in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate or trust of which any executor, administrator or trustee is a U.S. Person; (iv) any agency or branch of a non-U.S. entity located in the United States; (v) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person (whether or not the dealer or other fiduciary is a U.S. Person); (vi) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States; and (vii) a corporation or partnership organized under the laws of any jurisdiction other than the United States by a U.S. Person principally for the purpose of investing in securities that have not been registered under the Act unless organized or incorporated and owned entirely by accredited investors who are not natural persons, estates or trusts (as defined in Rule 501(a) under the Act;

  (ii)      is not acquiring the Warrant and will not acquire the Shares purchasable pursuant to the terms of the Warrant for the account or benefit of any U.S. Person and, as of the date hereof the Holder, or persons acting on the Holder’s behalf is located outside the United States;

  (iii)     has satisfied itself as to the full observance of the laws of the Holder’s jurisdiction in connection with receipt of the Warrant and the Shares purchasable pursuant to the terms of the Warrant or any use of this Warrant, including (A) the legal requirements within the Holder’s jurisdiction for the purchase of the Warrant and the Shares, (B) any foreign exchange restrictions applicable to such purchase, (C) any governmental or other consents that may need to be obtained, and (D) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Warrant and the Shares. The Holder’s receipt and continued beneficial ownership of the Warrant and, upon exercise, the Shares, will not violate any applicable securities or other laws of the Holder’s jurisdiction; and

  (iv)     has not engaged, nor is the Holder aware that any party has engaged, and the Holder covenants that the Holder will not engage or cause any third party to engage in any directed selling efforts (as such term is defined in Regulation S) in the United States with respect to the Shares.

11.      Miscellaneous.

  (a)      Authorized Shares.    The Company covenants that during the period the Warrant is exercisable, it will reserve from the authorized and unissued Ordinary Shares a sufficient number of shares to provide for the issuance of the Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Shares upon the exercise of the purchase rights under this Warrant.

  (b)      Notices of Record Date.     In case

  (i)      the Company shall take a record of the holders of its Ordinary Shares for the purposes of entitling them to receive any dividend (other than a cash dividend) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares or stock of any class or any other securities or property, or to receive any other right; or

  (ii)     of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation; or

  (iii)    of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, and in each such case, the Company will send or cause to be sent to the Holder a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of the Shares shall be entitled to exchange their Shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be sent at least ten (10) days prior to the date therein specified.

12.      Notices.    All notices and other communications required or permitted hereunder shall be in writing and may be given by hand, messenger, courier, electronic mail or facsimile addressed (i) if to the Holder, at the address specified in the warrant register, (ii) if to the Company, at its principal offices (attention: Chief Executive Officer) or at such other contact details as the Company shall have furnished to Holder in writing, with a copy to Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, California 94304 (attention: Carmen Chang), Fax No. (650) 493-6811.

Where a notice is delivered by hand or by messenger, service of the notice shall be deemed to be effected upon delivery. Where a notice is sent by courier, service of the notice shall be deemed to have been received on the 3rd day following the day on which the notice was delivered to the courier. Where a notice is given by electronic mail, service shall be deemed to be effected by transmitting the electronic mail to the electronic mail address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent, and it shall not be necessary for the receipt of the electronic mail to be acknowledged by the recipient. Where a notice is sent by facsimile, service of the notice shall be deemed to be effected by properly addressing and sending such notice and shall be deemed to have been received on the same day that it was transmitted with confirmation of receipt.

13.      Attorneys’ Fees.    In the event any party is required to engage the services of attorneys for the purpose of enforcing this Warrant, or any provision thereof, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and any other related cost or expenses.

14.      Termination.    This Warrant (and the right to purchase securities upon exercise hereof) shall terminate at 5 p.m. (California time) on the date that is six (6) months after the expiration of the Lock-Up Period, if not exercised prior thereto.

15.      Headings.    The headings in this Warrant are for purposes of convenience only, and shall not be deemed to constitute a part of this Warrant.

16.      Governing Law.    This Warrant shall constitute a contract under the laws of the State of California and shall be construed and enforced in accordance with, and governed by, the internal laws of the State of California, excluding that body of law applicable to conflicts of laws.

17.      Terms Binding.    This Warrant shall be binding upon any successors or assigns of the Company. By acceptance of this Warrant, the Holder (and each subsequent assignee, transferee or Holder) accepts and agrees to be bound by all the terms and conditions of this Warrant.

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IN WITNESS WHEREOF, the parties hereto have executed this Warrant as of the date and year first above written.

“COMPANY”

BCD SEMICONDUCTOR MANUFACTURING LIMITED
a Cayman Islands company

By:

Name:

Title:

“HOLDER”

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By:

SIGNATURE PAGE TO WARRANT

EXHIBIT A

NOTICE OF EXERCISE

BCD SEMICONDUCTOR MANUFACTURING LIMITED

1.      The undersigned hereby irrevocably elects to effect the net issuance provision of Section 1(a) of the attached Warrant and receive ___________________ Ordinary Shares of BCD Semiconductor Manufacturing Limited, pursuant to the terms of the attached Warrant.

2.        Please issue a certificate or certificates representing said Ordinary Shares in the name of the undersigned.

3.      The undersigned hereby represents and warrants that the aforesaid Ordinary Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares and all representations and warranties of the undersigned set forth in the attached Warrant are true and correct as of the date hereof.

INSTRUCTIONS FOR REGISTRATION OF SHARES

Name:

(Please typewrite or print in block letters)

Address:

(Signature and Date)

Title: